EXHIBIT 99.1

Limitless X Goes Public, Completes Previously Announced Share Exchange With Bio Lab Naturals, Inc

LOS ANGELES, May 23, 2022 /PRNewswire/ -- Bio Lab Naturals, (“the Company”) (OTCQB:BLAB) announced that the Company and the shareholders of Limitless X, a creative and empowering lifestyle agency that has launched numerous industry-leading products in the dietary and CBD supplement sectors, have completed their share exchange agreement effective May 20, 2022, resulting in Limitless X becoming a wholly owned and the principal operating subsidiary of the Company.

In connection with the share exchange the Company has issued to the equity holders of Limitless X common stock equaling approximately 90% of the Company on a fully diluted basis in exchange for all the shares of Limitless X. Concurrently with the share exchange Jas Mathur, the founder and principal shareholder of Limitless X, also purchased from Helion Holdings LLC 500,000 shares of the Company’s Class A Preferred Super Majority Voting Convertible Stock which at all times have a number of votes equal to 60% of all the issued the outstanding shares of common stock of the Company. Limitless X is a Nevada corporation formed in September 2021.

The Company intends to change its name and will be filing for a ticker symbol change in the coming weeks.

Limitless X will continue to carry on Bio Lab Naturals’ business and core operations, including Prime Time Live, Inc., a Denver, CO-based company that provides clients with high-resolution mobile LED screens for entertainment, corporate, civic, and sporting events.

“Today marks an important milestone for Limitless X,” said Jas Mathur, CEO of Limitless X, “Our mission is to launch products and services which make people look good and feel great. Operating as a public company, we are now able to increase our visibility and exposure within the capital markets, expand our brand recognition and provide our market opportunity to a wider investor audience. I look forward to this next step, of entering the public markets and turning Limitless X into a rapidly growing successful enterprise and a globally recognized household brand.”

Led by successful entrepreneur and venture capitalist Jas Mathur, Limitless X boasts an integrated direct-to-consumer model, memorable brands and superior products, and an ambassador network including A-list music stars, movie stars, athletes, and more. With this transaction, the Company anticipates expanding its global eco-system and continuing to provide unique product and service-oriented businesses within the Health & Wellness, Beauty & Skincare, and CBD industries.

About Jas Mathur

Jas Mathur is an investor, entrepreneur and venture capitalist who has developed multiple brands in the marketing, health and wellness spaces generating tens to hundreds of millions of dollars in revenue each year. The digital marketing and branding firm he founded, Limitless, has launched multiple industry leading products in the dietary and CBD supplement sectors. He is a trendsetter with more than seven million Instagram followers and frequently collaborates with leaders in the sports and entertainment industries.

About Limitless X

Limitless X is a creative and empowering lifestyle agency specializing in the full spectrum of digital advertising and marketing. The Company has a global eco-system with three verticals and a series of industry leading product and service-oriented businesses within each, focused on the Health & Wellness, Beauty & Skincare, and CBD Industry.

Forward-Looking Statement

This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. The Company cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein. Such risks and uncertainties include, but are not limited to, disruption in distribution or sales and/or decline in sales due to the current market conditions caused by the coronavirus pandemic. For a more detailed discussion of these and other risks that could affect our operating results, see the Company’s reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Jessica Starman

media@limitlessx.com

Investor Relations Contact:

investors@limitlessx.com

800-736-2030